As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ICAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	56-1785001
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(Address of Principal Executive Offices, Including Zip Code)

2004 Stock Incentive Plan, as amended

(Full Title of the Plan)

P. Kay Wagoner, Ph.D.

President and Chief Executive Officer

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

(Name and Address of Agent for Service)

(919) 941-5206

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	3,069,108 shares	$1.795	(2)	$5,509,048.86	(2)	$170

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on August 1, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,069,108 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2004 Stock Incentive Plan, as amended. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of (i) PART I and (ii) Items 3, 4, 6, 7 and 9 of PART II of the Registration Statement on Form S-8, File No. 333-123474, filed with the Securities and Exchange Commission (the “Commission”) by the registrant on March 21, 2005, relating to the registrant’s 1996 Amended Equity Compensation Plan and 2004 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, state of North Carolina, on this 3rd day of August, 2007.

ICAGEN, INC.

By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Icagen, Inc., hereby severally constitute and appoint P. Kay Wagoner and Richard D. Katz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Icagen, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ P. Kay Wagoner	Director, Chief Executive Officer and	August 3, 2007
P. Kay Wagoner, Ph.D.	President (principal executive officer)

/s/ Richard D. Katz	Senior Vice President, Finance and	August 3, 2007
Richard D. Katz, M.D.	Corporate Development, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

/s/ André L. Lamotte	Director	August 3, 2007
André L. Lamotte, Sc.D.

/s/ Anthony B. Evnin	Director	August 3, 2007
Anthony B. Evnin, Ph.D.

/s/ Charles A. Sanders	Director	August 3, 2007
Charles A. Sanders, M.D.

/s/ Dennis B. Gillings	Director	August 3, 2007
Dennis B. Gillings, Ph.D.

/s/ Richard G. Morrison	Director	August 3, 2007
Richard G. Morrison, Ph.D.

/s/ Martin A. Simonetti	Director	August 3, 2007
Martin A. Simonetti

/s/ Adeoye Y. Olukotun	Director	August 3, 2007
Adeoye Y. Olukotun, M.D.

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation, as amended, of the Registrant

4.2(1)	Amended and Restated Bylaws, as amended, of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 2, 2007, and incorporated herein by reference.